Exhibit 10.1

Date: August 3, 2017

Board of Directos

Consumer Capital Group, Inc.

136-82 39th Ave, 4th Floor, Unit B

Flushing, New York

Resignation as Chief Financial Officer

Dear Board of Directors,

I hereby tender my resignation as Chief Financial Officer of Consumer Capital Group, Inc., effective August 3, 2017.

Sincerely,

/s/ Jianmin Gao
Jianmin Gao